CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment to the Registration Statement on Form N-14 of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of Esoterica NextG Economy ETF, a series of Investment Manager Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 24, 2022